Exhibit 5.1
November 21, 2023
Groupon, Inc.
600 West Chicago Avenue
Suite 400
Chicago, Illinois 60654

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel for Groupon, Inc., a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-3 (File No. 333-273533), as may be amended from time to time (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement contains a prospectus (the “Prospectus”), which was supplemented by a Prospectus Supplement, dated November 21, 2023 (as amended and supplemented, the “Prospectus Supplement”), that was furnished to holders of record of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in connection with the issuance by the Company to such stockholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase up to 7,079,646 shares of the Company’s Common Stock. The Registration Statement relates to (i) the Rights and (ii) the shares of Common Stock that may be issued and sold by the Company upon the exercise of the Rights (the “Rights Offering”).
This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In connection therewith, we have reviewed originals or copies certified or otherwise identified to our satisfaction of (1) the Registration Statement, as amended to the date hereof, (2) the Prospectus and the Prospectus Supplement, (3) the form of certificate representing the Rights, (4) the Restated Certificate of Incorporation of the Company, (5) the Amended and Restated By-Laws of the Company, (6) resolutions, minutes and records of the corporate proceedings of the Company with respect to the Rights Offering and the issuance of the shares of Common Stock upon exercise of the Rights and (7) such other documents, certificates, corporate records, opinions and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.
In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions hereinafter expressed that we did not independently establish or verify, we have relied upon certificates, statements and representations of officers and other representatives of the Company and upon certificates of public officials.
Based upon and subject to the foregoing, it is our opinion that the shares of Common Stock issuable upon exercise of the Rights are duly authorized and, when such shares are issued and delivered upon the exercise of Rights and the receipt of the consideration payable therefor in accordance with their terms as described in the Registration Statement, the Prospectus and the Prospectus Supplement, such shares will be validly issued, fully paid and nonassessable.
The opinion expressed herein is based upon and limited to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Current Report on Form 8-K of the Company dated on or about the date hereof, which will be incorporated by reference into the Registration Statement,

Groupon, Inc.
November 21, 2023

and to the reference to our firm in the Prospectus and Prospectus Supplement forming a part of the Registration Statement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP